UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2010 (April 9, 2010)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

On April 9, 2010, Affinion Group, Inc. (“Affinion” or “we”) and its parent, Affinion Group Holdings, Inc. (“Holdings”), entered into a $1 billion amended and restated senior secured credit facility (the “credit facility”), consisting of a revolving credit facility and a term loan facility, with Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, as syndication agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as documentation agents and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint bookrunners. A summary of the material terms of our credit facility is set forth below. This summary is qualified in its entirety by reference to the credit facility filed as Exhibit 10.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

Subject to adjustment as described below, our credit facility provides for a five-year, $125 million revolving credit facility, which includes:

•	a letter of credit subfacility; and

•	a swingline loan subfacility.

We may use our revolving credit facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments.

Subject to adjustment as described below, our credit facility also provides for a $875 million term loan facility, which matures six and a half years after the closing date for our credit facility (the “Term Maturity Date”). However, our term loan facility will mature on the date that is 91 days prior to the maturity date for our senior subordinated notes (the “Early Maturity Date”) unless, prior to the Early Maturity Date, either (i) the maturity date for our senior subordinated notes is extended to a date that is at least 91 days after the Term Maturity Date, or (ii) the obligations under our senior subordinated notes are (x) repaid in full or (y) refinanced, replaced or defeased in full with new loans and/or debt securities, in each case, with maturity dates occurring after the Term Maturity Date (or in the case of new loans and/or debt securities that are junior in right of repayment to our credit facility, with maturity dates occurring at least 91 days after the Term Maturity Date). The proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, and the remainder may be used for working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments.

Our credit facility permits us to (i) obtain additional credit facilities of up to $455 million to refinance our senior notes (plus any accrued and unpaid interest and premium with respect to our senior notes and original issue and underwriting discounts, defeasance costs, fees, commissions and expenses, as applicable) and (ii) obtain additional credit facilities of up to the greater of $300 million and an amount equal to EBITDA for the most recent four-quarter period then ended for which financial statements have been delivered to the administrative agent, in each case, from lenders reasonably satisfactory to the administrative agent and us, without the consent of the existing lenders under our credit facility, subject, in each case, to meeting certain conditions, including having a pro forma senior secured leverage ratio of no greater than 3.5x.

Scheduled Amortization Payments and Mandatory Prepayments

Our term loan facility provides for quarterly amortization payments totaling 1% per annum, with the balance payable upon the final maturity date. The amounts of the quarterly amortization payments are reduced by certain prepayments.

In addition, our credit facility requires us to prepay outstanding term loans, with:

•	100% of the net cash proceeds of asset sales and dispositions in excess of an amount per transaction and in the aggregate per year, subject to customary reinvestment provisions;

•

50% of our excess cash flow beginning with the fiscal year ended December 31, 2011 (reducing to 25% if our senior secured leverage ratio is less than or equal to 2.5:1.0 and to 0% if our senior secured leverage ratio is less than or equal to 1.75:1.0); and

•

100% of the net cash proceeds received from issuances of debt, subject to certain exclusions including certain debt permitted to be incurred under the senior credit facilities; provided that, if our senior secured leverage ratio is less than or equal to 2.0:1.0, no payments will be required.

Voluntary Prepayments and Reduction and Termination of Commitments

We may permanently reduce the revolving loan commitments under our credit facility at any time without premium or penalty, subject to the payment of customary LIBOR breakage costs, if any, and provided that the commitments may not be reduced below the aggregate outstanding amount of revolving loans and letters of credit. The term loans may be prepaid without penalty or premium, except if we prepay the term loans in connection with a refinancing to reduce interest rates prior to April 9, 2011, a prepayment premium of 1.00% of the aggregate principal amount of term loans being prepaid will apply. In addition, we are able to terminate our credit facility upon prior written notice, and, in some cases, are able to revoke such notice. Upon termination, we will be required to repay all obligations outstanding under our credit facility and to satisfy all outstanding letter of credit obligations.

Interest and Applicable Margins

The interest rates with respect to term loans and revolving loans under our credit facility are based on, at our option, (a) the higher of (i) adjusted LIBOR and (ii) 1.50%, in each case plus 3.50%, or (b) the highest of (i) Bank of America, N.A.’s prime rate, (ii) the Federal Funds Effective Rate plus 0.5% and (iii) 2.50% (“ABR”), in each case plus 2.50%.

Additionally, if any amount payable under our credit facility is not paid when due, (i) all overdue amounts owing under our credit facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0% or at the senior secured bank ABR plus the applicable margin plus an additional 2.0% if no rate is otherwise applicable thereto and (ii) all other principal amounts outstanding under our credit facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

We have the option of requesting that loans be made as LIBOR loans, converting any part of outstanding ABR loans (other than swingline loans) to LIBOR loans and converting any outstanding LIBOR loan to an ABR loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, interest is payable in arrears at the end of each applicable interest period, but in any event at least every three (3) months. With respect to ABR loans, interest is payable on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year (or 365 or 366 days, as the case may be, in the case of loans based on the agent’s prime ABR rate, and loans in any jurisdiction where the relevant interbank market practice is to use a 365 or 366 day year) and actual days elapsed.

Guarantees and Collateral

Our obligations under our credit facility are, and our obligations under any interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof will be, guaranteed by Holdings and by each of our existing and subsequently acquired or organized domestic subsidiaries, subject to certain exceptions (provided that Holdings’ guarantee obligations shall not extend to any additional credit facilities as described above until Holdings’ existing credit facility is repaid or refinanced). The amended and restated guarantee and collateral agreement, dated and effective as of April 9, 2010, among Affinion, each subsidiary of Affinion identified as a party thereto and Bank of America, N.A., as administrative agent and collateral agent, is filed as Exhibit 10.2 to this report, which is incorporated herein by reference.

Our credit facility is secured to the extent legally permissible by substantially all the assets of (i) Holdings, which consists of a perfected first-priority pledge of all our capital stock and (ii) us and the subsidiary guarantors, including but not limited to: (a) a first-priority pledge of substantially all capital stock held by us or any subsidiary guarantor (which pledge, with respect to obligations in respect of the borrowings secured by a pledge of the stock of any first-tier foreign subsidiary, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in substantially all tangible and intangible assets of us and each subsidiary guarantor, subject to certain exceptions.

Covenants

Our credit facility contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the our credit facility include, among other things, limitations (all of which are subject to certain exceptions) on our (and in certain cases, Holdings’) ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our subordinated indebtedness;

•	make loans or investments (including acquisitions);

•

incur additional indebtedness, except that we may incur, among other things, indebtedness if our pro forma consolidated leverage ratio is no greater than 5x and our interest coverage ratio is no less than 2x, subject to certain other restrictions;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify the terms of subordinated debt;

•	restrict dividends from our subsidiaries;

•	change our business or the business of our subsidiaries;

•	merge or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

Our credit facility requires us to comply with the following financial maintenance covenants:

•	a maximum ratio of total debt to EBITDA; and

•	a minimum ratio of EBITDA to cash interest expense.

Events of Default

The events of default under our credit facility include, among others, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the credit agreement governing our credit facility) and cross-events of defaults and acceleration on material indebtedness.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a) See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Amended and Restated Senior Secured Credit Facility, dated as of April 9, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, and Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, as syndication agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as documentation agents and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint bookrunners.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated and effective as of April 9, 2010, among Affinion Group, Inc., a Delaware corporation, each subsidiary of Affinion Group, Inc. identified as a party thereto and Bank of America, N.A., as administrative agent and collateral agent.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: April 12, 2010	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amended and Restated Senior Secured Credit Facility, dated as of April 9, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, and Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, as syndication agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as documentation agents and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint bookrunners.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated and effective as of April 9, 2010, among Affinion Group, Inc., a Delaware corporation, each subsidiary of Affinion Group, Inc. identified as a party thereto and Bank of America, N.A., as administrative agent and collateral agent.